Exhibit 23.1

Consent and Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
First Busey Corporation

Urbana, IL

We consent to the incorporation by reference in the Registration Statement (No. 333 -     ) on Form S-3  for First Busey Corporation of our reports dated March 14, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the 2006 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Main Street Trust, Inc. for the year ended December 31, 2006.  Main Street Trust, Inc. was merged into First Busey Corporation on July 31, 2007.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Champaign, IL

September 19, 2008

Consent and Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

First Busey Corporation

Urbana, IL

We consent to the incorporation by reference in the Registration Statement (No. 333 -     ) on Form S-3  of First Busey Corporation of our reports dated March 14, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the 2007 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2007.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Champaign, IL

September 19, 2008